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                                                                     EXHIBIT 5.2

                                  TEXTRON INC.
                              40 Westminister Drive
                         Providence, Rhode Island 02903




                                                              November 9, 2001

Textron Capital II
Textron Capital III
Textron Inc.

40 Westminister Street
Providence, Rhode Island 02903

         Re: Textron Inc.; Textron Capital II; Textron Capital III; Registration Statement on Form S-3 (Registration No. 333-84599)
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Ladies and Gentlemen:

         I am Associate General Counsel and Assistant Secretary of Textron Inc., a Delaware corporation (the "Company"). I have acted as counsel to Textron Capital II and Textron Capital III (each, a "Textron Trust" and, together, the "Textron Trusts"), each a statutory business trust formed under the laws of the State of Delaware, and the Company in connection with the Registration Statement (the "Registration Statement") on Form S-3 (No. 333-84599) filed by the Company and the Textron Trusts with the Securities and Exchange Commission (the "Commission") on August 5, 1999 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Regulations") of up to an aggregate offering price of $2,000,000,000 of unsecured senior debt securities of the Company (the "Senior Debt Securities"), unsecured subordinated debt securities of the Company (the "Subordinated Debt Securities") and unsecured junior subordinated debt securities of the Company (the "Junior Subordinated Debt Securities" and together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities"), common stock of the Company, $0.125 par value per share ("Common Stock"), preferred stock of the Company, no par value ("Preferred Stock"), preferred securities of each of the Textron Trusts (the "Trust Preferred Securities") and the respective guarantees by the Company for the benefit of the holders of the Trust Preferred Securities (each a "Trust Guarantee" and, collectively, the "Trust Guarantees").

         The Debt Securities are to be issued under an Indenture (an "Indenture"), dated as of September 10, 1999 between the Company and The Bank of New York, as debt trustee.
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         The Trust Preferred Securities of each Textron Trust are to be issued pursuant to an Amended and Restated Declaration of Trust of such Textron Trust (each, a "Declaration" and, collectively, the "Declarations") to be entered into among the Company, as sponsor and as the issuer of certain debentures to be held by The Bank of New York, as the institutional trustee, The Bank of New York (Delaware), as Delaware trustee, and certain other regular trustees named therein.

         Each Trust Guarantee will be made pursuant to a Preferred Securities Guarantee Agreement, to be executed and delivered by the Company for the benefit of the holders of the Trust Preferred Securities. The Bank of New York will act as indenture trustee under each Trust Guarantee (the "Trust Guarantee Trustee").The Trust Guarantees will relate to the payment of periodic cash distributions and payments on liquidation, redemption or otherwise with respect to each of the Trust Preferred Securities.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Restated Certificate of Incorporation of the Company, as currently in effect; (ii) the By-Laws of the Company, as currently in effect; (iii) the Registration Statement as filed with the Commission; (iv) a specimen certificate representing the Common Stock (the "Specimen Certificate"); (v) the form of the Preferred Security Certificate evidencing the Trust Preferred Securities of each of the Textron Trusts annexed to the form of Declaration of each of the Textron Trusts;
(vi) the form of the Senior Debt Securities included as an exhibit to the Current Report on Form 8-K filed by the Company on the date hereof; (vii) an executed copy of the Indenture; (viii) the Statements of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Bank of New York, as (a) trustee under the Indenture with respect to the Senior Debt Securities, (b) trustee under the Indenture with respect to the Subordinated Debt Securities, (c) trustee under the Indenture with respect to the Junior Subordinated Debt Securities, (d) trustee under the Declaration of Textron Capital II, (e) trustee under the Declaration of Textron Capital III,
(f) trustee of the Trust Guarantees for the benefit of the holders of Trust Preferred Securities of Textron Capital II, and (g) trustee of the Trust Guarantees for the benefit of the holders of Trust Preferred Securities of Textron Capital III, in each case as such Statements of Eligibility and Qualification are included as exhibits to the Registration Statement; (ix) the Amended and Restated Certificates of Trust of each of the Textron Trusts included as exhibits to the Registration Statement; (x) the form of Amended and Restated Declaration of each of the Textron Trusts (including the designations of the terms of the Trust Preferred Securities of such Textron Trust annexed thereto) included as an exhibit to the Current Report on Form 8-K filed by the Company on the date hereof; (xi) the form of Preferred Securities Guarantee Agreement included as an exhibit to the Current Report on Form 8-K filed by the Company on the date hereof; (xii) pertinent resolutions of the Company's Board of Directors and committees thereof and (xiii) written actions of delegates of such committees. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.


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         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company and the Textron Trusts, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In addition, I have assumed that the Declaration of Trust and Trust Preferred Securities of each Textron Trust, the Trust Guarantees and the Senior Debt Securities, when executed, will be executed in substantially the form reviewed by me and that the terms of the Offered Debt Securities (as defined below), Offered Trust Preferred Securities (as defined below) Offered Trust Guarantees (as defined below), Offered Common Stock (as defined below) and Offered Preferred Stock (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the Textron Trusts or their respective property is subject, (ii) any law, rule, or regulation to which the Company or any of the Textron Trusts is subject, (iii) any judicial or administrative order or decree of any governmental authority or
(iv) any consent, approval, license, authorization or validation of, filing, recording or registration with any governmental authority. I have also assumed that (i) the stock certificates evidencing Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock, as applicable will be duly established in accordance with, the Delaware General Corporation Law (the "DGCL") and (ii) the stock certificate evidencing any Common Stock issued will conform to the specimen certificate examined by me and any Common Stock and Preferred Stock will be duly executed and delivered. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company, the Textron Trusts and others.

         I am admitted to the bar in the States of New York and Rhode Island, and I express no opinion as to the laws of any jurisdiction other than such States and the General Corporation Law of the State of Delaware. I am not admitted to the practice of law in the State of Delaware. Based upon and subject to the foregoing and the other qualifications set forth herein, it is my opinion that:

1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Regulations; (iii) the Board of Directors, including any appropriate committee appointed thereby and any delegate appointed by such committee, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been


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         established in accordance with the Indenture so as not to violate, conflict with or constitute a default under any applicable law, the Restated Certificate of Incorporation of the Company or the By-Laws of the Company or result in a default under or breach of any agreement or instrument biding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Offered Debt Securities have been duly executed and authenticated and issued in accordance with the Indenture and in the manner and for the consideration contemplated in the Registration Statement or any prospectus supplement relating thereto; (vi) the certificates representing the Offered Debt Securities have been established in accordance with the Indenture and duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, and (vii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (1) the Offered Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (2) if the Offered Debt Securities are convertible into Offered Common Stock (as defined below), the Offered Common Stock issuable upon conversion of the Offered Debt Securities will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Offered Common Stock upon conversion of the Offered Debt Securities has been authorized by all necessary corporate action, that the Offered Debt Securities have been converted in accordance with the terms of the Indenture and that the certificate evidencing such shares of Offered Common Stock are duly executed and delivered. In rendering the opinion set forth in clause (2) of this paragraph 1, I have assumed that, at the time of issuance of any Offered Common Stock upon conversion of the Offered Debt Securities, the Restated Certificate of Incorporation, the By-Laws, the Indenture and the DGCL shall not have been amended so as to affect the validity of such issuance.

2. With respect to the Trust Guarantees (the "Offered Trust Guarantees"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Board of Directors, including any appropriate committee appointed thereby and any delegate appointed by such committee, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Trust Guarantees and related matters; (iii) an appropriate prospectus supplement with respect to the applicable Trust Preferred Securities and Offered Trust Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable Regulations; (iv) the Declaration and the Preferred Securities Guarantee Agreement of the applicable Textron Trust have been duly executed and delivered by the parties thereto; (v) the terms of the applicable Trust Preferred Securities have


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         been established in accordance with the terms of the Declaration of the applicable Textron Trust; (vi) the Trust Preferred Securities have been issued, executed and authenticated in accordance with the Declaration of the applicable Textron Trust and have been issued, sold, delivered and paid for in compliance with applicable federal and state laws and in the manner and for the consideration contemplated in the Registration Statement or any prospectus supplement relating thereto;
         (vii) the terms of the Offered Trust Guarantees and of their issuance and sale have been established in accordance with the terms of the Declaration of the applicable Textron Trust so as not to violate, conflict with or constitute a default under any applicable law, the Restated Certificate of Incorporation of the Company or the By-Laws of the Company or result in a default under or breach of any agreement or instrument biding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) if the Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Trust
         Preferred Securities has been duly authorized, executed and delivered by the applicable Textron Trust, the Company and the other parties thereto, the Offered Trust Guarantees, when duly executed and delivered by the parties thereto, will be valid and binding agreements of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) rights to indemnify and contribution thereunder may be limited by applicable law or the public policy underlying such law.

3. With respect to the shares of any series of the Common Stock (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Regulations; (iii) the Board of Directors, including any appropriate committee appointed thereby and any delegate appointed by such committee, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (iv) the terms of the Offered Common Stock and of their issuance and sale have been established by all necessary corporate action in conformity with the Restated Certificate of Incorporation and By-Laws of the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument biding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the Offered Common Stock have been issued, sold and delivered in compliance with applicable federal and state laws and in the manner and for the consideration contemplated in the Registration Statement or any prospectus supplement relating thereto; and (vii) the certificates representing


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         the shares of Offered Common Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the shares of the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly executed, validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof.

4. With respect to the shares of any series of the Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the shares of Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Regulations; (iii) the Board of Directors, including any appropriate committee appointed thereby and any delegate appointed by such committee, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters;
         (iv) the terms of the Offered Preferred Stock and of their issuance and sale have been established by all necessary corporate action in conformity with the Restated Certificate of Incorporation, including the certificate of designation relating to the Offered Preferred Stock (the "Certificate of Designation"), and the By-Laws of the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument biding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (vii) the Offered Preferred Stock have been issued, sold and delivered in compliance with applicable federal and state laws and in the manner and for the consideration contemplated in the Registration Statement or any prospectus supplement relating thereto; and (viii) the certificates representing the shares of the Offered Preferred Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly executed, validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the amount determined by the Board of Directors; and (2) if the shares of the Offered Preferred Stock are convertible into Offered Common Stock, the Offered Common Stock issuable upon conversion of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Offered Common Stock upon conversion of the


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         Offered Preferred Stock has been authorized by all necessary corporate action, that the Offered Preferred Stock has been converted in accordance with the terms of the Certificate of Designation and that the certificate evidencing such shares of Offered Common Stock are duly executed and delivered. In rendering the opinion set forth in clause
         (2) of this paragraph 4, I have assumed that, at the time of issuance of any Offered Common Stock upon conversion of the Offered Preferred Stock, the Restated Certificate of Incorporation, the By-Laws, the Certificate of Designation and the DGCL shall not have been amended so as to affect the validity of such issuance.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Opinions" in the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the Regulations.

                                             Very truly yours,


                                             /s/ Michael D. Cahn

                                             Associate General Counsel and
                                             Assistant Secretary


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